                            ARTICLES OF INCORPORATION

                                       OF

                               UCDP FINANCE, INC.

     The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Florida Business Corporation
Act, hereby certifies that:

     1. Name. The name of the corporation shall be UCDP Finance, Inc.

     2. Principal Office. The principal place of business and the mailing address of the corporation are 1000 Universal Studios Plaza, Orlando, Florida
32819.

     3. Purpose. The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the
Florida Business Corporation Act.

     4. Shares. The total number of shares of capital stock that this corporation is authorized to issue is 1,000 shares of common stock, without par value.

     5. Registered Agent. The name and street address of the registered agent in the State of Florida are CT Corporation System, 1200 South Pine Island Road
Plantation, FL 33324.

     6. Incorporator. The name and address of the incorporator is Robert J.
Gronek, c/o Gronek & Latham, LLP, 390 N. Orange Avenue, Suite 600, Orlando,
Florida 32801.

     7. Vacancy on Board of Directors. In the event a vacancy occurs in the board of directors of the corporation, including a vacancy from an increase in the number of directors, such vacancy may be filled only by the shareholders of the corporation.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of
Incorporation at Orlando, Florida, this 12th day of March, 2003.

                                               /s/ Robert J. Gronek
                                               -------------------------------
                                               Robert J. Gronek,
                                               Incorporator

                                 ACKNOWLEDGMENT
                                 --------------

STATE OF FLORIDA     )
                     ) SS:
COUNTY OF ORANGE     )

     The foregoing instrument was acknowledged before me this 12th day of March,
2003, by ROBERT J. GRONEK, as incorporator, who is personally known to me.

                                               /s/ Pamela S. Hanna
                                               ---------------------------------
                                               NOTARY PUBLIC

                         ACCEPTANCE BY REGISTERED AGENT
                         ------------------------------

     The undersigned, CT CORPORATION SYSTEM, as registered agent appointed in accordance with the foregoing Articles of Incorporation, does hereby accept such appointment, and does hereby state that it is familiar with, and accepts, the obligations imposed pursuant to (Section) 607.0501 and (Section) 607.0505 of the
Florida Business Corporation Act.

                                               By: /s/ Barbara A. Burke
                                                  ------------------------------
                                                  CT CORPORATION SYSTEM